Exhibit 10.4

ACQUITY GROUP, LLC

EMPLOYMENT AGREEMENT

AGREEMENT made as of [Column B], by and between [Column A] (the “Employee”) and Acquity Group, LLC, a Delaware limited liability company, with a principal place of business at 500 West Madison Street, Suite 2200, Chicago, IL 60661 (the “Company”).

WHEREAS, the Company believes it to be to its advantage to ensure that the Employee continues to render services to the Company as hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

1.                                       Position and Responsibilities.  During the term of this Agreement, the Employee agrees to serve as [Column C].  The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Chief Executive Officer, and to the extent contemplated by the Operating Agreement (as defined below), the Board of Directors of the Company (the “Board”), and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him by the Board, which directions and duties are commensurate with Employee’s position and title and the provisions of the Company’s Third Amended and Restated Operating Agreement, as amended from time to time (the “Operating Agreement”).  During the term of employment hereunder, the Employee agrees to devote his full business time and attention to the business of the Company.  The Employee shall not engage in any other business activity or serve on the board of directors in any enterprise, firm, corporation, trust or other business entity other than the Company without the prior written approval of the Board; provided, however, that, subject to the terms of the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement (described in Section 5 below), nothing herein shall prevent (a) the Employee from serving on any civic, charitable, not-for-profit or similar board, (b) the Employee from continuing to serve on the board of any corporation or other for-profit enterprise on which Employee is serving as of the date hereof or from serving on the board of such an enterprise as may be approved by the Board after the date hereof, or (c) management by the Employee of his personal affairs and investments or ownership by the Employee of an equity interest in any business entity, provided such activities do not interfere significantly with the performance by Employee of his duties as contemplated by this Agreement.

2.                                       Compensation:  Salary, Bonuses, Equity Participation and Other Benefits.  During the term of the Employee’s employment (or as otherwise specifically stated herein), the Company shall pay the Employee the following compensation, including the following salary, bonus and other fringe benefits:

(A)                              Salary.  In consideration of the services to be rendered by the Employee to the Company, the Company will pay to the Employee a monthly salary at a rate of not less than $[          ] (the Employee’s “base rate”).  Following the end of each calendar year (or earlier in the discretion of the Board or its Compensation Committee), Employee’s base rate shall be subject to review and increase by the Board (or its Compensation Committee) and any increased amount shall become the “base rate.”  In considering such potential increases, the Board shall consider market competitive compensation levels, any changes to the size or scope of the Company’s business or Employee’s duties and responsibilities, the Company’s and Employee’s performance, and such other factors that the Board considers relevant.  Salary shall be payable in conformity with the Company’s customary practices for executive compensation as such practices shall be established or modified from time to time.  Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

(B)                                Employee Benefits; Fringe Benefits; Expenses.  The Employee shall be eligible to participate, subject to the terms and conditions thereof, in all benefit plans, incentive plans and programs, including bonus programs and equity incentive plans as may be in effect from time to time, and in such other plans and programs as the Board (or its Compensation Committee) may determine.  The Employee shall be entitled to vacation in accordance with Company practices.  The Employee shall be reimbursed by the Company, on terms and conditions that are substantially similar to those that apply to other similarly situated executives, for reasonable out-of-pocket expenses for entertainment, travel, meals, lodging and similar items which are consistent with the Company’s expense reimbursement policy as in effect from time to time.

(C)                                Performance Based Bonus.  The Employee shall be entitled to receive performance based annual incentive bonuses from the Company for each fiscal year ending during the Term in accordance with the Company’s annual bonus plan as established by the Board (or the Compensation Committee thereof) in its sole discretion.  In establishing the annual bonus plan, the Board (or the Compensation Committee thereof) shall consider past practices of the Company in setting “target” bonus opportunity and “target” performance goals, market competitive compensation levels, any changes to the size or scope of the Company’s business or Employee’s duties and responsibilities, the Company’s and Employee’s performance expectations, and such other factors that the Board considers relevant.

3.                                       Term.  The term of this Agreement shall commence on the date first above written and shall terminate on the earlier to occur of (i) the third anniversary of this Agreement, (ii) the death, physical incapacity or mental incompetence of the Employee, or (iii) the occurrence of any of the circumstances described in Section 4 hereof (the “Expiration Date”).  For the purposes of this Agreement, the Employee shall be deemed to have suffered physical incapacity or mental incompetence if the Employee is unable to perform his duties hereunder for any 180 work days out of any 365-day period of if the Employee suffers physical incapacity and mental incompetence as such terms are defined under the Company’s standard disability insurance policy in effect from time to time for management employees of the Company.  After the third anniversary of the date hereof, such employment may be extended, subject to earlier termination, upon mutual agreement between the Company and Employee.

4.                                       Termination.  The Employee’s term of employment under this Agreement may be terminated pursuant to clause (iii) of the first sentence of Section 3 as follows:

(A)                              At the Employee’s Option:

(i)                                     Generally:  The Employee may terminate his employment, with or without cause, at any time upon at least thirty (30) days’ advance written notice to the Company.  In the event of termination at the Employee’s option, the Employee shall be entitled to no severance or other termination benefits after the expiration of the thirty-day period referred to above; provided that Employee shall be entitled to receive vested benefits or other post-employment payments in accordance with applicable employee benefit plans.

(ii)                                  For Changed Circumstances:  Subject to the Company’s right to terminate the Employee pursuant to Sections 4(B) and 4(C) below, the Employee may terminate his employment hereunder upon the occurrence of “Changed Circumstances,” as hereinafter defined, upon written notice to the Company.  For the purposes of this Section 4(A), “Changed Circumstances” shall mean a reduction in Employee’s base rate or other material failure to pay the compensation and benefits required under Section 2 without Employee’s consent, a breach of this Agreement by the Company or of the Operating Agreement by the Company or the 2020 Member (as defined in the Operating Agreement) which results in a material adverse change in the nature, scope or status of the Employee’s position, authorities or duties from those in effect in accordance with Section 1; or a material breach of the obligations to make payments or cause the Company to make payments that are due to Employee under Section 2.5 (Distribution Escrow) or Section 12.3 (Indemnification and Payment of Damages by Buyer and Buyer Parent) of the Unit Purchase Agreement (as defined in the Operating Agreement) by the Buyer (as defined in the Unit Purchase Agreement) or the 2020 Member; provided that the occurrence of any of the foregoing events shall constitute Changed Circumstances only if the Company, Buyer or 2020 Member, as applicable, fails to cure such event within 30 days (or such longer period for cure as may be applicable under the Unit Purchase Agreement) after receipt from the Employee of written notice of such occurrence.  In the event that the Employee terminates his employment pursuant to this Section 4(A)(ii), the Employee shall be entitled to severance payments from the Company as determined in accordance with Section 4(C) below.

(B)                                At the election of the Company for Cause.  The Company may, immediately and unilaterally, terminate the Employee’s employment hereunder “for cause” at any time during the term of this Agreement without any prior written notice to the Employee (except as otherwise specifically identified in clause (v) of this paragraph 4(B) below).  Termination of the Employee’s employment by the Company shall constitute a termination “for cause” under this Section 4(B) if such termination is for one or more of the following causes, as found by the Board by a resolution duly adopted by a majority of its members, excluding the Employee:

(i)                                     willful misconduct, gross negligence, dishonesty, or breach of fiduciary duty in connection with the performance of his duties under, or a material breach of the terms of this Agreement or the other agreements executed in connection herewith;

(ii)                                  the commission by the Employee of an act of fraud, theft or embezzlement, or deliberate disregard of the rules or policies of the Company or the commission by the Employee of any other action with the intent to injure materially the Company;

(iii)                               acts of moral turpitude by the Employee which materially adversely affect the business or reputation of the Company or the Employee’s ability to perform his duties hereunder and represent the Company;

(iv)                              the conviction of or plea of nolo contendere by the Employee to a felony (other than a traffic offense); or

(v)                                 a material breach of the obligations of Employee to make payments under Section 2.5 (Distribution Escrow) or Section 12.2 (Indemnification and Payment of Damages by Members) of the Unit Purchase Agreement that are due to the Company, the Buyer, or the 2020 Member or their assignees; provided that the occurrence of such material breach shall constitute cause only if Employee fails to cure such event within 30 days (or such longer period for cure as may be applicable under the Unit Purchase Agreement) after receipt from the Company, the Buyer, or the 2020 Member or their assignees of written notice of such occurrence.

In the event of a termination “for cause” pursuant to the provisions of clauses (i) through (v) above, inclusive, the Employee shall be entitled to no severance or other termination benefits except as required by law.

(C)                                At the Election of the Company for Reasons Other than for Cause.  The Company may immediately and unilaterally, terminate the Employee’s employment hereunder at any time during the term of this Agreement without cause by giving at least thirty (30) days’ advance written notice to the Employee of the Company’s election to terminate.  In the event the Company exercises its right to terminate the Employee under this Section 4(C), and subject to compliance with the Employee of the provisions of the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement, the Company agrees to pay the Employee a severance or termination payment equal to (i) the greater of the number of months (not greater than twelve (12)) remaining in the term as of immediately prior to the termination of employment, or six (6) months (the “Cash Portion of Severance”) multiplied by the Employee’s then current base rate (excluding any reduction thereof in violation of this Agreement), (ii) if any specific bonus arrangement is then in effect, the portion of any such bonus then earned by (but unpaid

to) the Employee for the fiscal year in which termination occurs as determined in good faith by the Board, and (iii) medical and other health insurance benefits for the Severance Payment Period (as defined below) as provided for in Section 2(B) hereof.  The Cash Portion of Severance shall be payable over the number of months determined under clause (i) above (the “Severance Payment Period”) in conformity with the Company’s customary practices for executive compensation, the performance bonus shall be paid at the time and in the manner that performance bonuses are paid to the similarly situated executives, and the medical and other health insurance benefits shall be payable on a monthly basis during the Severance Payment Period.  All such severance benefits shall be subject to all applicable federal and state withholding, payroll and other taxes.  Except as expressly set forth in this Section 4(C), the Company shall not have any further obligations to the Employee under this Employment Agreement in the event of Employee’s termination under this Section 4(C), except such further obligations as may be imposed by law.

(D)                               Benefits if Agreement Terminated Due to Disability.  In the event the employment terminates pursuant to clause (ii) of the first sentence of Section 3 due to the physical incapacity or mental incompetence of the Employee, the Company shall pay the Employee an amount equal to (i) six months salary at the then current base rate, less (ii) any amounts recovered by the Employee under any health and disability insurance programs available through the Company.  The provisions of this Section 4(D) shall survive the termination of this Agreement by reason of the physical incapacity or mental incompetence of the Employee.

5.                                       Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement.  Simultaneously with the execution of this Agreement, and as a condition to the execution of this Agreement by the Company, the Employee agrees to sign the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement in the form attached hereto as Exhibit A.

6.                                       Consent and Waiver by Third Parties.  The Employee hereby represents and warrants that he has obtained all waivers and/or consents from third parties which are necessary to enable him to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party.  The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

7.                                       Governing Law.  This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the state of Illinois and this Agreement shall be deemed to be performable in Illinois.

8.                                       Severability.  In case any one or more of the provisions contained in this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

9.                                       Waivers and Modifications.  This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 9.  No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement.  This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.  No modification or waiver by the Company shall be effective without the consent of at least a majority of the members of the Board (excluding the Employee) then in office at the time of such modification or waiver.

10.                                 Assignment.  The Employee acknowledges that the services to be rendered by him hereunder are unique and personal in nature.  Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement.  The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

11.                                 Acknowledgments.  The Employee hereby acknowledges and recognizes that the enforcement of any of the provisions in this Agreement and the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement may potentially interfere with the Employee’s ability to pursue a proper livelihood.  The Employee represents that he is knowledgeable about the business of the Company and further represents that he is capable of pursuing a career in other industries to earn a proper livelihood.  The Employee recognizes and agrees that the enforcement of the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company.  The Employee agrees that, due to the proprietary nature of the Company’s business, the restrictions set forth in the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement are reasonable as to time and scope.  The foregoing shall not prohibit the Employee from employment with any company by which the Employee has been employed in the past so long as his activities with any such company do not otherwise constitute a breach of the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement.

12.                                 Entire Agreement.  This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements, written or oral, made prior to the date hereof between the Employee and the Company relating to employment, salary, bonus, or other compensation of any description, equity participation, pension, post-retirement benefits, severance or other remuneration.  The Employee specifically waives any claim to any accrued salary or deferred compensation from the date of Employee’s employment with the Company to the date hereof, other than the Employee’s right to received his normal compensation for the current pay period.  Notwithstanding the foregoing, nothing in this Agreement shall supercede or otherwise affect rights and obligations of the Company or Employee under the Operating Agreement, Unit Purchase Agreement, or the Unit Holders’ Agreement.

13.                                 Notices.  All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

If to the Company, to:

Chairman of the Board of Managers
Acquity Group, LLC
500 West Madison Street
Suite 2200
Chicago, IL 60661

If to the Employee, at the Employee’s address set forth on the signature page hereto.

14.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15.                                 Section Headings.  The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written as an instrument under seal.

ACQUITY GROUP, LLC	EMPLOYEE:

[Column A]
Print Name

By:
Signature
Title:

Street Address

City State Zip Code

Schedule I

Key Man Life Insurance Policy

Insured Name:

Owner:                         Acquity Group LLC

Issue Date:

Policy Date:

Policy Number:

Maximum Annual Premium Amount:

EXHIBIT A

ACQUITY GROUP, LLC

NONDISCLOSURE, CONFIDENTIALITY, ASSIGNMENT AND NONCOMPETITION AGREEMENT

THIS NONDISCLOSURE CONFIDENTIALITY AND ASSIGNMENT AGREEMENT (this “Agreement”) is made as of [Column B] by and between Acquity Group, LLC, an Illinois corporation with a principal place of business at 500 West Madison Street, Suite 2200, Chicago, IL 60661 (collectively with any predecessors, successors, and assignees, the “Company”), and the undersigned employee (“I” or “me”).

In consideration of my employment or continued employment by the Company and in keeping with Section 5 of my Employment Agreement with the Company which references this Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree as follows:

16.                                 DEFINITIONS.

(A)                              “Affiliate” means any direct or indirect subsidiary of the Company.

(B)                                “Confidential Information” means any and all confidential and/or proprietary knowledge, data or information concerning the business, business relationships and financial affairs of the Company or its Affiliates whether or not in writing and whether or not labeled or identified as confidential or proprietary. By way of illustration, but not limitation, Confidential Information includes: (a) Inventions and (b) research and development activities of the Company or its Affiliates, services and marketing plans, business plans, budgets and unpublished financial statements, licenses, prices and costs, customer and supplier information and information disclosed to the Company or its Affiliates or to me by third parties of a proprietary or confidential nature or under an obligation of confidence. Confidential Information is contained in various media, including without limitation, patent applications, computer programs in object and/or source code, flow charts and other program documentation, manuals, plans, drawings, designs, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data and other documents and records of the Company or its Affiliates.

(C)                                “Inventions” means all ideas, concepts, discoveries, inventions, developments, improvements, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, original works of authorship, software programs, software and systems documentation, trade secrets, technical data, or licenses to use (whether or not patentable or registrable under copyright or similar statutes), that are or were made, conceived, devised, invented, developed or reduced to practice or tangible medium by me, either alone or jointly with others (a) during any period that I am employed or engaged by the Company, whether or not during normal working hours or on the premises of the Company, which relate, directly or indirectly, to the business of the Company or its Affiliates or (b) which arise out of, or are incidental to, my employment or engagement by with the Company.

(D)          “Prior Inventions” means any inventions made, conceived, devised, invented, developed or first reduced to practice by me, under my direction or jointly with others prior to the date of this Agreement and which do not constitute Inventions within the meaning of Section 1.4 above.

(E)           “Third Party Information” means any confidential or proprietary information received by the Company or its Affiliates from third parties.

17.           CONFIDENTIALITY.

(A)          Recognition of the Company’s Rights. I understand that the Company continually obtains and develops valuable Confidential Information which may or has become known to me in connection with my employment or any prior engagement by the Company. I acknowledge that all Confidential Information is and shall remain the exclusive property of the Company or the third party providing such Confidential Information to myself, the Company, or the Company’s Affiliates.

(B)           Nondisclosure of Confidential Information. I agree that during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon, publish or otherwise make available to any third party (other than personnel of the Company or its Affiliates who need to know such information in connection with their work for the Company), any Confidential Information of the Company, except as such disclosure, use or publication may be required in connection with my work for the Company, or as expressly authorized in writing by an executive officer of the Company. I agree that I shall use such Confidential Information only in the performance of my duties for the Company and in accordance with any Company policies with respect to the protection of Confidential Information. I agree not to use such Confidential Information for my own benefit or for the benefit of any other person or business entity.

(C)           Third Party Information. In addition, I understand that the Company has received and in the future will receive Third Party Information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment with the Company and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its Affiliates who need to know such information in connection with their work for the Company) or use any Third Party Information, except as such disclosure or use may be required in connection with my work for the Company, or as expressly authorized in writing by an officer of the Company.

(D)          Exceptions. My obligations under Sections 2.2 and 2.3 hereof shall not apply to the extent that certain Confidential Information: (a) is or becomes generally known within the Company’s industry through no fault of mine; (b) was known to me at the time it was disclosed as evidenced by my written records at the time of disclosure; (c) is lawfully and in good faith made available to me by a third party who did not derive it from the Company or the Company’s Affiliates and who imposes no obligation of confidence to me, the Company, or the Company’s Affiliates; or (d) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to the Company.

(E)           Protection and Return of Confidential Information. I agree to exercise all reasonable precautions to protect the integrity and confidentiality of Confidential Information in my possession and not to remove any materials containing Confidential Information from the premises of the Company, except to the extent necessary to my employment or unless expressly authorized in writing by an executive officer of the Company. Upon the termination of my employment, or at any time upon the Company’s request, I shall return immediately to the Company any and all notes, memoranda, specifications, devices, formulas and documents, together with copies thereof, and any other material containing or disclosing any Confidential Information of the Company or Third Party Information then in my possession or under my control.

18.           ASSIGNMENT OF INVENTIONS.

(A)          Ownership of Inventions. I acknowledge that all Inventions already existing at the date of this Agreement or which arise after the date of this Agreement, belong to and are the absolute property of the Company and will not be used by me for any purpose other than carrying out my duties as an employee of the Company.

(B)           Assignment of Inventions; Enforcement of Rights. Subject to Section 3.1, I hereby assign and agree to assign in the future to the Company all of my right, title and interest to any and all Inventions and any and all related patent rights, copyrights and applications and registrations therefor. I also agree to assign all my right, title and interest in and to any particular Inventions to a third party as directed by the Company. During and after my employment with the Company, I shall cooperate with the Company, at the Company’s expense, in obtaining proprietary protection for the Inventions and I shall execute all documents which the Company shall reasonably request in order to perfect the Company’s rights in the Inventions. I hereby appoint the Company my attorney to execute and deliver any such documents on my behalf in the event I should fail or refuse to do so within a reasonable period following the Company’s request. I understand that, to the extent this Agreement shall be construed in accordance with the laws of any country or state which limits the assignability to the Company of certain employee inventions, this Agreement shall be interpreted not to apply to any such invention which a court rules or the Company agrees is subject to such limitation.

(C)           Works for Hire. I acknowledge that all original works of authorship made by me (solely or jointly with others) within the scope of my employment or any prior engagement by the Company, which are protectible by copyright are intended to be “works made for hire”, as that term is defined in Section 101 of the United States Copyright Act of 1976 (the “Act”), and shall be the property of the Company and the Company shall be the sole author within the meaning of the Act. If the copyright to any such copyrightable work shall not be the property of the Company by operation of law, I will, without further consideration, assign to the Company all of my right, title and interest in such copyrightable work and will cooperate with the Company and its designees, at the Company’s expense, to secure, maintain and defend for the Company’s benefit copyrights and any extensions and renewals thereof on any and all such work. I hereby waive all claims to moral rights in any Inventions.

(D)          Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Inventions made by me during the period of my employment or any prior engagement by the Company, which records shall be available to and remain the sole property of the Company at all times.

(E)           Obligation to Keep Company Informed. During the period of my employment, and for six (6) months after termination of my employment with the Company, I agree to promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment.

(F)           Prior Inventions. I further represent that the attached Schedule A contains a complete list of all Prior Inventions. Such Prior Inventions are considered to be my property or the property of third parties and are not assigned to the Company hereunder. If there is no such Schedule A attached hereto, I represent that there are no such Prior Inventions. If I am claiming any Prior Inventions on Schedule A, I agree that, if in the course of my employment or any prior engagement by the Company, I incorporate any Prior Invention into a Company product, process or machine, the Company shall automatically be granted and shall have a non-exclusive, royalty-free, irrevocable, transferable, perpetual, world-wide license (with rights to sublicense) to make, have made, modify, use and sell such Prior Invention as part of, or in connection with, such product, process or machine. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

19.           OTHER AGREEMENTS.

(A)          No Conflicting Obligations. I hereby represent to the Company that, except as identified on Schedule B, I am not bound by any agreement or any other previous or existing business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company (including my duties and obligations under this or any other agreement with the Company) during my employment. I agree I will not enter into, any agreement either written or oral that conflicts with this Agreement.

(B)           No Improper Use of Information of Prior Employers or Others. ,I understand that the Company does not desire to acquire from me any trade secrets, know-how or confidential business information I may have acquired from others. Therefore, I agree during my employment with the Company, I will not improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer, or any other person or entity with whom I have an agreement or to whom I owe a duty to keep such information in confidence. Those persons or entities with whom I have such agreements or to whom I owe such a duty are identified on Schedule B.

20.           NON-COMPETITION. I agree that while I am employed by the Company and for a period of twenty-four (24) months after termination or cessation of such employment for any reason, I shall not, without the Company’s prior written consent, directly or indirectly, as a principal, employee, consultant, partner, or stockholder of, or in any other capacity with, any business enterprise (other than in my capacity as a holder of not more than 1 % of the combined voting power of the outstanding stock of a publicly held company) (a) engage in direct or indirect competition with the Company or its Affiliates, (b) conduct a business of the type or character engaged in by the Company or its Affiliates at the time of termination or cessation of my employment that offers similar goods and/or services as the Company or its Affiliates, or (c) develop products or services competitive with those of the Company or its Affiliates.

21.           GENERAL NON-SOLICITATION. I agree that during my employment with the Company and for a period of twenty-four (24) months after the termination or cessation of such employment for any reason, I shall not solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or its Affiliates which were contacted, solicited or served by me while employed by the Company or any Affiliate. For the purposes of this Agreement, “clients, customers or accounts” shall include any persons for which the Company or an Affiliate has provided services during the twenty-four month period immediately preceding the date on which the determination of “client, customer or account” status is being determined, if such determination is being made during my employment or the twenty-four month period ending on my last day of employment if the determination is being made after my last pay of employment. This twenty-four-month look-back period is referred to as the “24-month reference period”. For the purposes of this Agreement, prospective clients, customers or accounts shall include any persons which the Company or an Affiliate has specifically identified as potential clients, customers or accounts in any of its business plans, account lists, or proposals, adopted or otherwise utilized during the 24-month reference period, which business plans, account lists and proposals shall have been made available to me.

22.           NON-SOLICITATION OF EMPLOYEES AND CONSULTANTS. I agree that during my employment and for a period of twenty-four (24) months after the termination or cessation of my employment for any reason, I shall not directly or indirectly hire, recruit, or solicit any employee, independent contractor or consultant of the Company or its Affiliates, or induce or attempt to induce any employee independent contractor or consultant of the Company or its Affiliates to discontinue his or her relationship with the Company or its Affiliates.

23.           NOTICE OF SUBSEQUENT EMPLOYMENT OR ENGAGEMENT. I shall, for a period of twenty-four (24) months after the termination or cessation of my employment with the Company, notify the Company of any change of address, and of any subsequent employment or engagement (stating the name and address of the employer and the nature of the position) or any other business activity which employment, engagement or business activity is of the type or character engaged in by the Company or its Affiliates at the time of termination or cessation of my employment.

24.           GENERAL.

(A)          Assignment; Successors and Assigns. This Agreement may not :be assigned by either party except that the Company may assign this Agreement to any Affiliate or in connection with the merger, consolidation or sale of all or substantially all of its business or assets. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and other legal representatives and, to the extent that any assignment hereof is permitted hereunder, their assignees.

(B)           Entire Agreement. The obligations pursuant to Sections 2 and 3 of this Agreement shall apply to any time during which I was previously employed or engaged, or am in the future employed or engaged by the Company or any Affiliate if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement.

(C)           Severability. In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law. I agree that should I violate any obligation imposed on me in this Agreement, I shall continue to be bound by the obligation until a period equal to the term of such obligation without violation of such obligation.

(D)          Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any occasion if effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(E)           Employment. I understand that this Agreement does not constitute a contract of employment or create an obligation on the part of the Company to continue my employment with the Company. I understand that my obligations under this Agreement shall not be affected by any change in my position, title or function with, or compensation, by the Company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(F)           Legal and Equitable Remedies. I acknowledge that (a) the business of the Company and its Affiliates is global in scope and its services may be marketed and sold throughout the world; (b) the Company and its Affiliates compete with other businesses that are or could be located in any part of the world; (c) the Company has required that I make the covenants contained in this Agreement as a condition to my employment; and (d) the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and its Affiliates and are reasonable for such purpose. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and its Affiliates and that in the event of such breach, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by myself of all costs  incurred by the Company in enforcing of the provisions of this Agreement, including reasonable attorneys’ fees. I agree that should I violate any obligation imposed on me in this Agreement, I shall continue to be bound by the obligation until a period equal to the term of such obligation has expired without violation of such obligation.

(G)           Governing Law. This Agreement shall be construed as a sealed instrument and shall in all events and for all purposes be governed by, and construed in accordance with, the laws of the State of Illinois without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction. Any action, suit or other legal proceeding which I may commence to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Illinois (or, if appropriate, a federal court located within the State of Illinois), and I hereby consent to the jurisdiction of such court with respect to any action, suit or proceeding commenced in such court by the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement as of the date first above written as an instrument under seal.

ACQUITY GROUP, LLC	EMPLOYEE

[Column A]
Print Name

By:
Signature
Title:

Street Address

	City	State	Zip Code

Column A	Column B	Column C
Christopher Dalton	President and Chief Executive Officer	March 20, 2008
Paul Weinewuth	Chief Financial Officer	March 20, 2008
Matthew Schmeltz	Executive Vice President	March 20, 2008
Raymond Grady	Executive Vice President	March 20, 2008
James Newman	Executive Vice President	March 20, 2008
Andrew Peebler	Senior Vice President	March 20, 2008
Jay Dettling	Senior Vice President	March 20, 2008

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